EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-72162 and 333-71350) and Form S-8 (Registration No. 2-42170) of The Washington Post Company, and in the Prospectuses constituting a part thereof, of our report dated February 20, 2004 appearing on page 38 of this Annual Report on Form 10-K, and to the reference to us under the heading “Experts” in such Prospectuses.

PricewaterhouseCoopers LLP

Washington, D.C.
March 9, 2004